UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 23, 2014
Date of Report (Date of Earliest Event Reported):

ABAXIS, INC.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Whipple Road
Union City, CA 94587
(Address of principal executive offices, including zip code)

(510) 675-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On April 24, 2014, Abaxis, Inc. announced its financial results for the fourth quarter and fiscal year ended March 31, 2014 and certain other information.  A copy of Abaxis’ press release announcing these financial results and certain other information is attached hereto as Exhibit 99.1.

Use of Financial Measures

To supplement the financial statements presented in accordance with United States generally accepted accounting principles (GAAP), Abaxis uses operating income per share, a non-GAAP financial measure.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information on this non-GAAP financial measure, refer to the table captioned “Operating Income Per Share” included at the end of the press release attached as an exhibit to this Current Report on Form 8-K.

Item 8.01	Other Events.

On April 23, 2014, the Board of Directors of Abaxis, Inc. declared a quarterly dividend of $0.10 per common share to be paid on June 17, 2014, to all shareholders of record as of the close of business on June 3, 2014.  Abaxis anticipates paying quarterly dividends during fiscal 2015 in June, September, December and March.  Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of Abaxis’ Board of Directors.  A copy of the Company’s press release announcing the dividend is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated April 24, 2014 (furnished pursuant to Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2014

Abaxis, Inc.

	By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Vice President, Finance and Chief Financial Officer

Abaxis, Inc.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated April 24, 2014